UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 7, 2025

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
            5601 N. MacArthur Blvd., Irving, Texas 75038
                (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange	(“NYSE”)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Darling Ingredients Inc. (the “Company”) held on May 7, 2025, the stockholders elected the Company’s Board of Directors and voted upon two Board proposals contained within the Company’s Proxy Statement dated March 20, 2025.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Randall C. Stuewe	129,552,575	5,397,917	71,908	5,701,909
Charles Adair	130,984,258	3,537,571	500,571	5,701,909
Larry A. Barden	131,067,917	3,453,944	500,539	5,701,909
Celeste A. Clark	133,587,153	1,378,979	56,268	5,701,909
Linda Goodspeed	131,569,157	3,089,666	363,577	5,701,909
Enderson Guimaraes	134,268,802	695,942	57,656	5,701,909
Randy L. Hill	133,733,399	1,232,045	56,956	5,701,909
Gary W. Mize	124,948,613	9,572,910	500,877	5,701,909
Soren Schroder	133,699,910	1,265,977	56,513	5,701,909
Kurt Stoffel	134,479,966	484,394	58,040	5,701,909

The stockholders voted on the following proposals and cast their votes as described below:

Board proposal to ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company’s independent registered public accountant for the fiscal year ending January 3, 2026:

For	Against	Abstentions	Broker Non-Votes
128,783,938	11,877,741	62,630	—

Board proposal to approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstentions	Broker Non-Votes
131,026,866	3,488,561	506,973	5,701,909

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: May 8, 2025	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

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